EXHIBIT 10.1

ATRICURE, INC.

2001 STOCK OPTION PLAN

Adopted by the Board of Directors on March 29, 2001

And Last Amended by the Board of Directors on February 2, 2005

1. PURPOSES.

(a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.

(b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2. DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a Stock Option Committee of the Board.

(e) “Company” means AtriCure, Inc., a Delaware corporation.

(f) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors. For purposes of this definition, “Consultant” shall include any employee of Enable.

(g) “Continuous Status as an Employee, Director or Consultant” means that the service of an individual to the Company, whether as an Employee, Director or Consultant, is not interrupted or terminated. For purposes of this definition, an employee of Enable shall remain in Continuous Status as a Consultant until the effective date of such employee’s termination of employment with Enable (unless as of such termination date, such employee is otherwise engaged as a Consultant to the Company in which case, such Consultant’s Continuous Status shall end upon the termination of his or her engagement with the Company). The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors.

(h) “Director” means a member of the Board.

(i) “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(j) “Enable” means Enable Medical Corporation.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” of a share of Common Stock as of a specified date shall mean: (i) if the Common Stock is publicly traded and listed on the New York Stock Exchange or another national securities exchange or The Nasdaq Stock Market, the closing sale price of the Common Stock on the trading day immediately preceding the date as of which the Fair Market Value is being determined or, if the Common Stock is not so listed on a national securities exchange or The Nasdaq Stock Market, but publicly traded, the representative closing sale price in the over-the-counter market, as quoted by the National Quotation Bureau or a recognized dealer in the Common Stock, on the trading day immediately preceding the date as of which the Fair Market Value is being determined; or (ii) if the Common Stock is not publicly traded, the value per share determined by the Board in its sole discretion.

(m) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(n) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(o) “Officer” means an officer of the Company.

(p) “Option” means a stock option granted pursuant to the Plan.

(q) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(r) “Optionee” means an Employee, Director or Consultant who holds an outstanding Option.

(s) “Plan” means this 2001 Stock Option Plan.

3. ADMINISTRATION.

(a) Prior to an initial public offering of the Company’s Common Stock (“Company IPO”), the Plan shall be administered by the Board, and in its discretion as delegated from time to time, a Committee of the Board as provided in subsection 3(c) (and references herein to the Committee shall be deemed, where appropriate, to be references to the Board during such period). After a Company IPO, the Committee shall have all rights and powers exclusively to administer the Plan (and references herein to the Board shall be deemed, where appropriate, to be references to the Committee during such period).

(b) The Board and/or the Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(1) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.

(2) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(3) To amend the Plan or an Option as provided in Section 11.

(4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Subject to subsection 3(a), the Board may delegate administration of the Plan to the Committee, which Committee shall at all times consist of two (2) or more Board members. The Board shall have the power at any time to fill vacancies in or to change the membership of such Committee, and prior to a Company IPO, to discharge such Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such time and at such places as it shall deem advisable. A majority of such Committee shall constitute a quorum and such majority shall determine its action. Any action may be taken without a meeting by written consent of all the members of the Committee. The Committee shall keep minutes of its proceedings and shall report the same to the Board at the next succeeding meeting. To the extent practicable, at all times after a Company IPO, the members of the Committee shall be “outside directors” as defined in the regulations under Section 162(m) of the Code and “non-employee directors” as defined by Regulation 240.16b-3 under the Exchange Act.

4. SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed an aggregate of Five Million One Hundred Thousand (5,100,000) shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not purchased under such Option shall revert to and again become available for issuance under the Plan.

(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY.

(a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted only to Employees, Directors or Consultants.

(b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates (“10% Owner”) unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant. To the extent required by applicable law, the provisions of this subsection 5(b) shall also apply to the grant of a Nonstatutory Stock Option granted to a ten percent (10%) stockholder described in the preceding sentence.

6. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted (or five (5) years in the case of an Incentive Option granted to a 10% owner).

(b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value on the date of grant (or in the case of a 10% Owner, the exercise price of an Incentive Stock Option must be at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant). Notwithstanding the foregoing, the Board may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction pursuant to section 424(a) of the Code.

(c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, (i) by cash or check, (ii) if permitted by the Company, by delivery and assignment of shares of Common Stock having a Fair Market Value equal to the exercise price, (iii) if permitted by the Company, by a promissory note, or (iv) by a combination of (i), (ii) and (iii); provided, however, in the event of payment of the exercise price for the shares of Common Stock by method (ii) or (iv) above, the shares of Common Stock so surrendered, if originally issued to the Optionee upon exercise of a stock option(s) granted by the Company, shall have been held by the Optionee for more than six (6) months.

(d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option shall only be transferable by the Optionee upon such terms and conditions as set forth in the Option Agreement for such Nonstatutory Option, as the Board or Committee shall determine in its discretion, except that each Nonstatutory Stock Option may be transferred to the spouse, children and lineal descendants of the Optionee (or to a trust created solely for the benefit of the Optionee and the foregoing persons) or to an organization exempt from taxation pursuant to Section 501(c)(3) of the Code or to which tax deductible charitable contributions may be made under Section 170 of the Code (excluding such organizations classified as private foundations under applicable regulations and rulings). The person to whom the Nonstatutory Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

(e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. To the extent required by applicable law, Options shall vest at the rate of at least twenty percent (20%) per year over five (5) years from the date the option is granted. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(f) Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option: (1) to give written assurances satisfactory to the Company as to the Optionee’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the

Option for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require the Optionee to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting an Option to such Optionee or permitting the Optionee to exercise such Option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(g) Termination of Continuous Status as an Employee, Director or Consultant. In the event an Optionee’s Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee’s death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant, or such longer or shorter period specified in the Option Agreement (which shall be at least thirty (30) days, if required by applicable law) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. Finally, an Optionee’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant (other than upon the Optionee’s death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the later of (i) the expiration of the term of the Option set forth in the first sentence of this Section 6(g), or (ii) the expiration of a period of three (3) months after the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant (other than upon the Optionee’s death or disability) during which the exercise of the Option would not be in violation of such registration requirements.

(h) Disability of Optionee. In the event an Optionee’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee’s disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(i) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option Agreement after the termination of, the Optionee’s Continuous

Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option as of the date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(j) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

(k) Right of Repurchase. The Option may, but need not, include a provision whereby the Company may elect, prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act, to repurchase all or any part of the Optionee’s shares acquired pursuant to exercising the Option.

(l) Right of First Refusal.

(1) Sale Notice. Except as provided in Section 6(d) hereof, and only prior to a Company IPO, if at any time any Optionee (“Offering Stockholder”) desires to sell or otherwise transfer any shares of Common Stock acquired pursuant to the exercise of any Options granted hereunder (“Offered Securities”), to any person or entity pursuant to a bona fide offer to purchase from such person or entity (“Offering Purchaser”), such Offering Stockholder shall notify the Company (the “Notice”) of his, her or its intention to do so by giving the Company written notice disclosing: (i) the name of the proposed transferee of the shares; (ii) the certificate number and number of shares proposed to be transferred; (iii) the proposed price; (iv) all other terms of the proposed transaction; and (v) a written copy of the proposed offer. The Notice shall offer to sell to the Company the Offered Securities free and clear of any and all liens and encumbrances, at a price and on such other terms and conditions, if any, not less favorable to the Company than those described in the Notice. In the event all or any part of the consideration shall be other than cash, the price shall mean the Fair Market Value of such consideration (determined in good faith by the Board of Directors (which will be deemed final and binding on the parties absent manifest error or fraud)).

(2) Purchase by the Company. During the 45-day period after receipt of such Notice, the Company shall have the first right to purchase all or any portion of the Offered Securities at the same price and on the same terms (to the extent practicable) as contained in such Notice (and the Offering Stockholder shall cooperate in all respects with such purchase) by sending written notice of the number of Offered Securities it has determined to purchase to the Offering Stockholder.

(3) Assignability of the Right of First Refusal. The Company may assign its right of first refusal as set forth in this Section 6(1).

(m) Withholding. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the Optionee as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

7. COVENANTS OF THE COMPANY.

(a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

(b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register, under the Securities Act, any of the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

(c) Prior to the Company becoming a reporting company under the Exchange Act, the Company shall provide each Optionee with a copy of the audited balance sheet of the Company for each fiscal year ended as of December 31, and the related audited statements of income, retained earnings, stockholders’ equity and changes in financial position of the Company for such year, on the later of (i) thirty (30) days after the completion of the audit for the relevant fiscal year and (ii) thirty (30) days after an Optionee’s request in writing to the Company requesting such information.

8. USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9. MISCELLANEOUS.

(a) The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

(b) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

(c) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Director, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause, the right of the Company’s Board of Directors and/or the Company’s shareholders to remove any Director pursuant to the terms of the Company’s stockholders’ agreement, the Company’s By-Laws and applicable law, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant’s agreement with the Company or any Affiliate.

(d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

10. ADJUSTMENTS UPON CHANGES IN STOCK.

(a) If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, reincorporation, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a), and the outstanding Options will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Options. Such adjustments shall be made by the Board or Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b) In the event (any such event, a “Change of Control Event”) of: (1) a sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act or comparable successor rule) of outstanding securities of the Company representing at least eighty percent (80%) of the combined voting power entitled to vote in the election of directors, then such Options shall become fully vested immediately prior to the closing of such transaction.

11. AMENDMENT OF THE PLAN AND OPTIONS.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months after the Board’s adoption of the amendment where the amendment requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code (including an increase in the number of shares reserved for issuance under the Plan).

(b) The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

(c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) Rights and obligations under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

(e) The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights and obligations under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

12. TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the person to whom the Option was granted.

13. EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months after the date the Plan is adopted by the Board.

14. APPLICABLE LAW.

The validity, interpretation and enforcement of this Plan shall be governed in all respects by the laws of the State of Delaware (without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware) and the United States of America.

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